EXHIBIT 23(a)



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 16, 1996 included in the Form 10-K of World Fuel Services Corporation for the year ended March 31, 1996 and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP


Miami, Florida,
   May 30, 1996.